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SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) February 27, 2002
(February 25, 2002)

THE MACERICH COMPANY
(Exact Name of Registrant as Specified in Charter)

Maryland	1-12504	95-4448705
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 Wilshire Boulevard, Suite 700, Santa Monica, CA 90401
(Address of Principal Executive Offices)

Registrant's telephone number, including area code (310) 394-6000

N/A
(Former Name or Former Address, if Changed Since Last Report)

Item 7.    Financial Statements, Pro Forma Financial Information and Exhibits

  (c)
  Exhibits

  1.1
  Underwriting Agreement, dated February 25, 2002 between Salomon Smith Barney and the Registrant.

  1.2
  Placement Agency Agreement dated as of February 25, 2002 between Merrill Lynch & Co., Merrill Lynch, Pierce, Ferner & Smith Incorporated and the Registrant.

  5.1
  Opinion of O'Melveny & Myers LLP as to the validity of the Shares.

  10.1
  Purchase Agreement dated as of February 25, 2002 between Cohen & Steers Quality Income Realty Fund, Inc. and the Registrant.

  23.1
  Consent of O'Melveny & Myers LLP (included in Exhibit 5.1).

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SIGNATURES

        Pursuant to the requirements of the Securities and Exchange Act of 1934, The Macerich Company has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Santa Monica, State of California, on February 27, 2002.

THE MACERICH COMPANY
By:	/s/ THOMAS O'HERN Thomas O'Hern Executive Vice President and Chief Financial Officer

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FORM 8-K
  Item 7. Financial Statements, Pro Forma Financial Information and Exhibits
SIGNATURES